SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

                              March 18, 2005
                              --------------
                              Date of Report
                    (Date of earliest event reported)


                       WIZZARD SOFTWARE CORPORATION
                       ----------------------------
           (Exact name of registrant as specified in its charter)


   Colorado                       000-33381                      87-0575577
   --------                       ---------                      ----------
(State or other           (Commission File Number)            (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)

                       5001 Baum Boulevard, Suite 770
                       Pittsburgh, Pennsylvania 15213
                       ------------------------------
                   (Address of Principal Executive Offices)

                               (412) 621-0902
                               --------------
                       (Registrant's Telephone Number)

                                    N/A
                                    ---
        (Former Name or Former Address if changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.
            -------------------------------------------

          On March 18, 2005, Wizzard Software Corporation, a Colorado corporation (the "Company"), and Interim Health Care of Wyoming Inc., a Wyoming corporation ("Interim"), executed a Letter of Intent. Under the Letter of Intent, the Company agreed to acquire all of Interim's assets in consideration of $868,000 in cash and $384,000 in "unregistered" and "restricted" shares of the Company's common stock, based on the average closing price of the Company's common stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. for the five business days following the date of the Letter of Intent. Seventy five percent of this additional payment will be in the form of "unregistered" and "restricted" shares of the Company's common stock and 25% will be in cash. In addition, Interim will receive additional payments of two times its earnings before interest, taxes, depreciation and amortization ("EBITDA") for: (i) any EBITDA during the calendar year ended December 31, 2005, which exceeds Interim's EBITDA of $288,000 for the calendar year ended December 31, 2004; and (ii) any EBITDA during the calendar year ended December 31, 2006, which exceeds Interim's EBITDA during the calendar year ended December 31, 2005.

          The Interim assets to be transferred include both tangible and intangible assets, including but not limited to inventory; fixed assets; office supplies; furniture and fixtures; vehicles; web sites; patents and related documentation and equipment; and intangible property including all contracts; customer, supplier and vendor lists; telephone numbers; intellectual property; business names; and all licenses; operating authorities and permits, governmental or otherwise.

          In addition, Interim's President, Brenda Mosher, agreed to work full-time for the Company at a salary of $90,000 for a minimum of two years from the closing of the acquisition.

          The Company and Interim consider the Letter of Intent to be binding on both parties. However, the completion of the acquisition will be subject to the negotiation and execution of a Purchase Agreement satisfactory to both parties and which contains representations, warranties, covenants, non-compete provisions and other terms and conditions customary in corporate asset acquisition agreements. The parties' obligations to close the transaction will be subject to the placement of the purchase money and shares in a mutually agreeable escrow account; the completion of the Company's due diligence on Interim; the accuracy at closing of all material representations and warranties made by both parties; and the Company's receipt of an opinion of counsel with respect to certain corporate matters relating to Interim.

          By its terms, the Letter of Intent must be executed by both parties by March 11, 2005. However, the Company has agreed to waive this requirement with respect to Interim's signature.

          Based in Casper, Wyoming, Interim is part of the fast growing home health segment of the healthcare industry and provides a wide range of visiting nurse services to the elderly, wounded and sick. Interim has been in business for twelve years. In April 2003, Brenda Mosher, Interim's owner, was selected as the Wyoming Small Business Person of the Year. Interim's home care includes both skilled care and supportive services. Skilled care includes nurses, therapists and other specialized caregivers. They provide clinical intervention such as wound care, assistance with medication, improved ambulation and teaching individuals and their families self-management of their care needs. Supportive services are provided by home health aides, personal care aides, companions or homemakers, and include assistance with a variety of activities of daily living including shopping, bathing, light housekeeping and companionship.

                                  SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
                                                 WIZZARD SOFTWARE CORPORATION



Dated: 3/22/05                                     /s/ Christopher J. Spencer
       -------                                      --------------------------
                                                   Christopher J. Spencer
                                                   President